Exhibit 99.1
SCHEDULE TO EXECUTIVE SEVERANCE AGREEMENT
Executives Entering into New Form of Executive Severance Agreement:
Hakan S. Edstrom
Diane M. Palumbo
David Thomson
Juergen Martens
Peter Richardson